UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition and Separation Agreement

On August 24, 2022, Aeglea BioTherapeutics, Inc. (the “Company”) and Anthony Quinn, the President and Chief Executive Officer (“CEO”) of the Company, entered into a Transition and Separation Agreement (the “Transition Agreement”) following the mutual agreement between the Company’s Board of Directors (the “Board”) and Dr. Quinn regarding his departure from his current positions with the Company and the Board’s plan to commence a search for a successor. Pursuant to the Transition Agreement, Dr. Quinn ceased his role as the Company’s President and Chief Executive Officer, effective August 24, 2022 (the “CEO Transition Date”). Dr. Quinn also resigned as a director of the Board, effective as of August 23, 2022. From the CEO Transition Date until September 1, 2022 (the “Transition Date”), Dr. Quinn will continue as an employee of the Company in the role as R&D Advisor. This mutual agreement was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Board has initiated a search for a permanent CEO.

The Company will also enter into a consulting agreement (the “Consulting Agreement”) with Dr. Quinn, pursuant to which Dr. Quinn has agreed to serve as a non-employee consultant to the Company until September 1, 2023 (such transition term end date, the “Consultancy End Date”).

Subject to Dr. Quinn’s execution of a general release of claims, the terms of the Transition Agreement and the terms of the Consulting Agreement, Dr. Quinn will be entitled to receive the following benefits: (i) a severance payment of $882,000, equal to eighteen (18) months of his annual salary; (ii) a lump sum bonus payment of $294,000; and (iii) the amount of COBRA premiums he would be required to pay to maintain group healthcare coverage as in effect on the Transition Date for eighteen (18) months. In exchange for providing consulting services to the Company through the Consultancy End Date, Dr. Quinn also will be entitled to receive the following benefits: (x) continued vesting in his outstanding option awards with respect to the number of shares that would have vested if Dr. Quinn had remained in service through the Consultancy End Date; and (y) acceleration of vesting of Dr. Quinn’s outstanding option awards with respect to the number of shares that would have vested if Dr. Quinn had remained in service through an additional twelve (12) months beyond the Consultancy End Date. The foregoing description of the Transition Agreement is qualified in its entirety by reference to the complete text of the Transition Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the nine months ending September 30, 2022.

Interim Chief Executive Officer Appointment

Effective as of the Transition Date, the Board appointed James Kastenmayer, the Company’s General Counsel and Corporate Secretary, to succeed Dr. Quinn as Interim Chief Executive Officer. Mr. Kastenmayer will also remain General Counsel and Corporate Secretary while serving as Interim Chief Executive Officer. Mr. Kastenmayer, age 50, has served as the Company’s General Counsel and Corporate Secretary since July 2021. Prior to joining the Company, Mr. Kastenmayer was general counsel at Viela Bio from January 2020 to March 2021, when the company was acquired by Horizon Therapeutics. Mr. Kastenmayer served in roles of increasing responsibility at AstraZeneca PLC from May 2012 to December 2019, including global legal director, oncology, and senior patent director. Earlier in his career, Mr. Kastenmayer served as IP counsel at MedImmune, LLC from April 2010 to May 2012, and as an Associate at Finnegan, Henderson, Farabow, Garrett & Dunner, LLP, an IP boutique firm from October 2005 to April 2010. Mr. Kastenmayer earned a J.D. from Georgetown University Law Center, a Ph.D. in biochemistry and cell & molecular biology from Michigan State University and a B.A. in biology from the University of Virginia. There are no arrangements or understandings between Mr. Kastenmayer and any other persons, pursuant to which he was appointed as Interim Chief Executive Officer principal executive officer, no family relationships among any of the Company’s directors or executive officers and Mr. Kastenmayer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Kastenmayer is party to an employment agreement (the “Employment Agreement”) with the Company pursuant to which, if Mr. Kastenmayer is terminated without “cause” or resigns for “good reason” (as such terms are defined in the Employment Agreement), Mr. Kastenmayer will be entitled to (i) a lump-sum payment equal to 12 months of his base salary; (ii) one hundred percent (100%) of his annual target bonus; (iii) payment of COBRA premiums for 12 months to maintain group healthcare coverage as in effect on the date of his termination; and (iv) accelerated vesting of Mr. Kastenmayer’s outstanding equity awards (including such awards subject to performance criteria) as if an additional 12 months of vesting had occurred for any outstanding and unvested awards as of the date of his termination, provided, however, that the vesting of any performance-based awards shall be as if all applicable performance criteria were achieved at target levels during such 12-month period. In connection with a “change in control” (as defined in the Employment Agreement), if Mr. Kastenmayer is terminated within 12 months following a “change in control” or within three months preceding a “change in control” for any reason other than “cause,” or resigns for “good reason,” Mr. Kastenmayer will be entitled to (i) a lump-sum payment equal to 12 months of his base salary; (ii) one hundred percent (100%) of his annual target bonus; (iii) payment of COBRA premiums for up to 12 months following termination; and (iv) accelerated vesting of Mr. Kastenmayer’s outstanding equity awards (including such awards subject to performance criteria) such that 100% of such equity awards shall become fully vested and exercisable as of the date of his termination, provided, however, that the vesting of any performance-based awards shall be as if all applicable performance criteria were achieved at target levels, except as otherwise provided in the applicable award agreement. Additionally, in connection with Mr. Kastenmayer’s appointment as Interim Chief Executive Officer, on August 23, 2022, the Board approved certain adjustments to Mr. Kastenmayer’s compensation terms for such position, which includes an increase in base salary to $588,000 and an increase in target bonus amount to 50%. The adjustments to Mr. Kastenmayer’s compensation in relation to his appointment as Interim CEO will be prorated for time served.

Mr. Kastenmayer is also party to the Company’s standard form of indemnification agreement. The form of the amended and restated indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Form 10-Q filed with the SEC on August 9, 2018 and incorporated by reference herein.

Appointment of Chief Business Officer

On August 23, 2022, the Board appointed Michael Hanley to the position of the Company’s Chief Business Officer (“CBO”). Mr. Hanley previously served as the Company’s Chief Commercial Officer since October 2019. Biographical information for Mr. Hanley is available in the Company’s proxy statement filed with the Securities and Exchange Commission on April 21, 2022, in connection with the Company’s 2022 annual meeting of stockholders, such information being incorporated herein by reference.

There are no arrangements or understandings between Mr. Hanley and any other persons, pursuant to which he was appointed as CBO of the Company, no family relationships among any of the Company’s directors or executive officers and Mr. Hanley and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On August 24, 2022, the Company also announced a restructuring resulting in an approximately 25% headcount reduction year-to-date. The Company also plans to realize additional cost savings by transitioning patients out of the ongoing extension studies of pegzilarginase in Arginase 1 Deficiency while it engages with the FDA on a regulatory path forward. The implementation of the restructuring plan will prioritize development of AGLE-177 and result in extending the Company’s cash runway into the fourth quarter of 2023.

This current report contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, statements we make regarding our ability to achieve further cost-savings, the timing of announcements and updates relating to our clinical trials and related data, including the clinical data for our Phase 1/2 trial of AGLE-177 in Homocystinuria, the timing and success of our clinical trials and related data, the timing and expectations for regulatory submissions and approvals, including the MAA for pegzilarginase in Europe, our ability to obtain regulatory approval for, and commercialize, pegzilarginase, recognize milestone and royalty payments from our agreement with Immedica, our ability to enroll patients into our clinical trials, the expected impact of the COVID-19 pandemic on our operations and clinical trials, success in our collaborations, the length of time that we believe our existing cash resources will fund operations, the potential addressable markets of our product candidates and the potential therapeutic benefits and economic value of our lead product candidate or other product candidates. Further information on potential risk factors that could affect our business and its financial results are detailed in our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the Securities and Exchange Commission (SEC), and our other reports as filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: August 25, 2022	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh
Chief Financial Officer

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